Exhibit h.2

UBS Securities LLC Master Selected Dealers Agreement

June 9, 2003

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Ladies and Gentlemen:

We understand that UBS Securities LLC (“UBS Securities”) is entering into this Master Selected Dealers Agreement (the “Agreement”) in counterparts with us and other Firms who may be invited to participate as dealers in offerings of securities in which UBS Securities is acting as representative (“Representative”) of the underwriters comprising the underwriting syndicate or as one of the Representatives of the underwriters. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as a selected dealer after receipt from you of one or more invitations by telecopy, e-mail, telex or other written or electronic form of communication or telephone call (confirmed immediately in writing) (collectively, the “Invitation”) which refers to this Agreement, identifies the issuer, describes the securities to be offered and states the amount of securities proposed to be reserved for purchase by selected dealers. Prior to the offer, you shall also advise us of certain other terms of the offering, including without limitation and as applicable, the time of release of the Securities for sale to the public, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), the selling concession, the amount of any reallowance, the time at which subscriptions for shares reserved for elected dealers will be opened. Such invitation also will include instructions for our acceptance of such invitation. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing). The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.

This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, e-mail or telephone call (confirmed immediately in writing), or acceptance by our subscribing for securities (such an acceptance being hereinafter referred to as an “Acceptance”). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions.

The Issuer of the securities in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement is hereinafter referred to as the “Issuer” and the securities to be purchased in such offering are hereinafter referred to as the “Securities”. The parties on whose behalf the Representatives execute the underwriting agreement (the “Underwriting Agreement”) with respect to an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement are hereinafter referred to as the “Underwriters” and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as “Selected Dealers”.

The following provisions of this Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by UBS Securities by written notice to us and, except for supplements or amendments set forth in an invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

1. Acceptance and Purchase. The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions as set forth in the Invitation. Acceptance of any reserved Securities received after the time specified therefor in the Invitation and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives’ discretion without notice and the right is reserved to reject any subscription in whole or in part. By our Acceptance of an Invitation, we agree to purchase as principal, on the terms and conditions set forth in the invitation, the Offering Document (defined below) and this Agreement, the amount of Securities allotted to us by the Representatives.

2. Offering Materials. (a) We understand that if registration of the Securities is required under the Securities Act of 1933, as amended (the “1933 Act”), the Representatives will furnish to us as soon as practicable copies of the prospectus or supplemented prospectus to be used in connection with the offering of the Securities in such number as we may reasonably request. As used herein “Prospectus” means the form of prospectus (including supplements) authorized for use in connection with such offering.

(b) We understand that if the Securities are exempt from the registration requirements of the 1933 Act, no registration statement will be filed with the Securities and Exchange Commission. In such case, the Representatives will furnish to us, in such number as we may reasonably request and to the extent made available to the Representatives by the Issuer, copies of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (the “Offering Circular”). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the “Offering Document”.

(c) Our Acceptance of an Invitation relating to an offering made pursuant to an Offering Document shall constitute our agreement that, if requested by the Representatives, we will furnish a copy of any amendment to a preliminary or final Offering Document to each person to whom we shall have furnished a previous preliminary or final Offering Document. Our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Documents required for compliance with applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering materials by underwriters. We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than the statements in the Offering Documents delivered to us by the Representatives. We agree that we are not authorized by the Issuer, any selling security holder, guarantor or any Underwriter to give any information or to make any representation not contained in the Offering Documents in connection with the sale of such Securities.

3. Offering of the Securities. (a) The Representatives will advise each Selected Dealer, in the Invitation or other written communication, of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by us pursuant to this Agreement are to be re-offered by us to the public at the public offering price, subject to the terms of this Agreement, the invitation and the Offering Document. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a concession from the public offering price of not in excess of the amount set forth in the invitation may be allowed to Qualified Dealers. “Qualified Dealers” shall be brokers or dealers (as defined in the By-Laws of the National Association of Securities Dealers, Inc.) actually engaged in the investment banking or securities business which make the representations and agreements contained in Section 12 hereof. “Qualified Dealers” also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 12 hereof and, in the case of exempted Securities

(as defined in Section 3(a) (12) of the Securities Exchange Act. of 1934, as amended (the “1934 Act”)), shall include banks that make the representations and agreements contained in said Section 12.

(b) The offering of the Securities is made subject to the conditions referred to in the cover of the Offering Document and to the terms and conditions set forth in this Agreement and the Invitation.

(c) The Representatives as such and, with the Representatives’ consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, at the public offering price less all or any part of the concession to Selected Dealers.

(d) If we have received or been credited with the Selected Dealers’ concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives may have purchased or contracted to purchase for the account of any Underwriter or that the Representatives have identified through the securities tracking system of The Depository Trust Company as having been resold in the open market, then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers’ concession and, in addition, the Representatives may charge us with any broker’s commission and transfer tax paid in connection with such purchase or contract to purchase. Securities delivered on such repurchases need not be the identical Securities originally purchased. With respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers’ concession, we shall be responsible for any such broker’s commission and transfer tax and the Representatives shall not be obligated to pay any Selected Dealers’ concession as to such Securities.

(e) No expenses shall be charged to Selected Dealers. If applicable, a single, transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid when such Securities arc delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

4. Over-Allotment; Stabilization; Allotments. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities, or to impose a penalty bid with respect to the Securities. We agree that upon the Representatives’ request at any time and from lime to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities we will report the amount of Securities purchased by us pursuant to such offering then remaining unsold by us and will, upon the Representatives’ request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such Securities as the Representatives may designate at the public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers’ concession.

5. Open Market Transactions. Unless the Securities are exempted securities as defined in Section 3(a)(12) of the 1934 Act, we agree not to bid for, purchase, attempt to induce others to purchase, directly or indirectly, any Securities, any other securities that are “covered securities”, as such term is defined in Regulation M under the 1934 Act and any other securities which the Representatives may designate, except in transactions permitted in accordance with Regulation M under the 1934 Act. The Representatives may by notice in the Invitation or otherwise impose additional trading restrictions on any securities.

6. Payment and Delivery. (a) Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the public offering price therefor or, if the Representatives shall so advise us, at such public price less the Selected Dealer’s concession with respect thereto, at 9:00 A.M. on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the offices of UBS Securities specified in Section 10 (or at such other time and address as the Representatives may specify upon at least one day’s notice), of immediately available funds payable to the order of UBS Securities. If payment is made for Securities purchased by us at the public offering price, the Selected Dealers’ concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities.

(b) If we are a member of, or clear through a member of, The Depository Trust Company (“DTC”), the Representatives may, in their discretion, deliver our Securities through the facilities of DTC.

7. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no responsibility or obligation with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information the Representatives may furnish in that connection.

8. Termination. The effectiveness of this Agreement will terminate with respect to each offering of Securities pursuant to this Agreement at the close of business on the 45th day after the commencement of the offering of such Securities unless terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 6 and 9 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by UBS Securities acting on behalf of other Representatives, all of which shall survive such termination.

9. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility, (a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters’ purchases of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by UBS Securities on behalf of all Representatives. The obligations of each Underwriter of Securities and each Selected Dealer shall be several and not joint.

(b) The Representatives, as such, shall have full authority to take such action, as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement or the Invitation. The Representatives will be under no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligation on the part of the Representatives will be implied or inferred here from.

(c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or Representatives, or, except as otherwise provided herein or in the Invitation, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If we, the other Selected Dealers, the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter I, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of the Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

10. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, by facsimile or communicated by electronic mail to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, e-mailed or telecopied to:

If the notice relates to an offering of equity securities or securities convertible into equity securities:

UBS Securities LLC

299 Park Avenue

New York, NY 10171

Attention: Corporate Syndicate Dept.

Telephone: 212 713-2626

Facsimile: 212 713-3460

If the notice relates to an offering of debt securities:

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Attention: Corporate Syndicate Dept.

Telephone: 203 719-1088

Facsimile: 203 719-0495

(or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the invitation.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

12. Certain Representations and Agreements. We represent that we are (a) a member in good standing of the NASD, or (b) a bank that is not a member of the NASD or (c) a foreign bank, broker, dealer or institution not eligible for membership in the NASD. If we are such a NASD member, we agree that in making sales of Securities we will comply with all applicable rules of the NASD. If we are not a NASD member, we agree to comply as though we were a member with Conduct Rules 2730, 2740 and 2750 of the NASD and to comply with the requirements of the NASD’s Interpretation with Respect to Free-Riding and Withholding. If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America except through the Representatives and in making sales of Securities we agree to comply with Conduct Rule 2420 of the NASD as it applies to a nonmember broker or dealer in a foreign country. If we are a bank, we agree that we will not accept any portion of the management fee paid by the Underwriters with respect to the offering of any Securities or, in connection with the public offering of any Securities that do not constitute “exempted securities” within the meaning of Section 3(a)(l2) of the 1934 Act, purchase any Securities at a discount from the offering price from any Underwriter or Selected Dealer or otherwise accept any selling concession, discount or other allowance from any Underwriter or Selected Dealer, which in any such case is not permitted under the NASD’s Rules of Fair Practice and we agree to comply with NASD Conduct Rule 2420 as though we were a member.

Very truly yours,

(Print Name of Firm)

By
Print Name:
Title:
Address:

Telephone:
Telecopy:
Telex:

Confirmed as of the date first above written:

UBS Securities LLC

By:	/s/ Jeffrey Blum
Jeffrey Blum
Managing Director

By:	/s/ Douglas Fawell
Douglas Fawell
Managing Director